EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2019

NEW YORK, Nov. 20, 2019 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) (TASE: PFLT) announced today financial results for the fourth quarter and fiscal year ended September 30, 2019.

HIGHLIGHTS
Quarter ended September 30, 2019
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,081.7
PSSL investment portfolio	$488.5
Net assets	$503.1
Net asset value per share	$12.97

Credit Facility	$264.0
2023 Notes	$135.2
2031 Asset-Backed Debt	$224.3

Yield on debt investments at quarter-end	8.7%

	Quarter Ended September 30, 2019	Year Ended September 30, 2019
Operating Results:
Net investment income	$11.4	$45.5
GAAP net investment income per share	$0.29	$1.17
Capital gain incentive fee accrued but not payable per share	$—	$(0.04)
Credit facility amendment costs per share	$—	$0.12
Core net investment income per share (2)	$0.29	$1.25
Distributions declared per share	$0.285	$1.14

Portfolio Activity:
Purchases of investments	$140.6	$640.1
Sales and repayments of investments	$127.1	$527.3

Number of new portfolio companies invested	6	28
Number of existing portfolio companies invested	23	83
Number of ending portfolio companies	95	95

(1)	Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $172.2 million, at fair value.
(2)	Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company’s financial performance excluding the charges related to incentive fee on net unrealized gains accrued under GAAP but not payable unless such net unrealized gains are realized and the costs associated with amending our multi-currency senior secured revolving credit facility, or the Credit Facility. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. EST ON NOVEMBER 21, 2019

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or the “Company”) will host a conference call at 10:00 a.m. (Eastern Standard Time) on Thursday, November 21, 2019 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 263-0877 approximately 5-10 minutes prior to the call. International callers should dial (646) 828-8143. All callers should reference conference ID #9659175 or PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through December 5, 2019 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #9659175.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased that our strategy and execution has resulted in net investment income covering our dividend,” said Arthur Penn, Chairman and CEO. “We believe that our earnings stream will continue to have a nice tailwind, creating value for our investors as we gradually increase our debt to equity ratio, while maintaining a prudent debt profile. Additionally, our overall portfolio continues to perform well. Our portfolio companies generally have strong underlying financial performance.”

As of September 30, 2019, our portfolio totaled $1,081.7 million and consisted of $944.9 million of first lien secured debt (including $122.2 million invested in PSSL), $34.4 million of second lien secured debt and $102.4 million of preferred and common equity (including $50.0 million invested in PSSL). Our debt portfolio consisted of 99% variable-rate investments. As of September 30, 2019, we had one portfolio company on non-accrual, representing 0.4% and zero of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $3.5 million. Our overall portfolio consisted of 95 companies with an average investment size of $11.4 million, had a weighted average yield on debt investments of 8.7%, and was invested 87% in first lien secured debt (including 11% invested in PSSL), 3% in second lien secured debt and 10% in preferred and common equity (including 5% invested in PSSL). As of September 30, 2019, 97% of the investments held by PSSL were first lien secured debt.

As of September 30, 2018, our portfolio totaled $1,000.6 million and consisted of $913.3 million of first lien secured debt (including $101.1 million invested in PSSL), $21.2 million of second lien secured debt and $66.1 million of preferred and common equity (including $44.8 million invested in PSSL). Our debt portfolio consisted of 100% variable-rate investments. As of September 30, 2018, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized depreciation of $0.9 million. Our overall portfolio consisted of 88 companies with an average investment size of $11.4 million, had a weighted average yield on debt investments of 8.8%, and was invested 91% in first lien secured debt (including 10% invested in PSSL), 2% in second lien secured debt and 7% in preferred and common equity (including 4% invested in PSSL). As of September 30, 2018, all of the investments held by PSSL were first lien secured debt

For the three months ended September 30, 2019, we invested $140.6 million of investments in 6 new and 23 existing portfolio companies with a weighted average yield on debt investments of 8.5%. Sales and repayments of investments for the same period totaled $127.1 million. This compares to the three months ended September 30, 2018, in which we invested $202.1 million in 10 new and 15 existing portfolio companies with a weighted average yield on debt investments of 8.4%. Sales and repayments of investments for the same period totaled $107.9 million.

For the year ended September 30, 2019, we invested $640.1 million of investments in 28 new and 83 existing portfolio companies with a weighted average yield on debt investments of 8.8%. Sales and repayments of investments for the same period totaled $527.3 million. This compares to the year ended September 30, 2018, in which we invested $682.7 million of investments in 32 new and 66 existing portfolio companies with a weighted average yield on debt investments of 8.1%. Sales and repayments of investments for the same period totaled $391.4 million.

PennantPark Senior Secured Loan Fund I LLC

As of September 30, 2019, PSSL’s portfolio totaled $488.5 million, consisted of 45 companies with an average investment size of $10.9 million and had a weighted average yield on debt investments of 7.6%. As of September 30, 2018, PSSL’s portfolio totaled $425.4 million, consisted of 42 companies with an average investment size of $10.1 million and had a weighted average yield on debt investments of 7.8%.

For the three months ended September 30, 2019, PSSL invested $52.6 million (including $31.8 million purchased from the Company) in 5 new and 3 existing portfolio companies with a weighted average yield on debt investments of 7.8%. PSSL’s sales and repayments of investments for the same period totaled $31.8 million. For the three months ended September 30, 2018, PSSL invested $100.9 million (including $47.4 million purchased from the Company) in five new and eight existing portfolio companies with a weighted average yield on debt investments of 7.8%. PSSL’s sales and repayments of investments for the same period totaled $22.0 million.

For the year ended September 30, 2019, PSSL invested $228.6 million (including $89.6 million purchased from the Company) in 16 new and 16 existing portfolio companies with a weighted average yield on debt investments of 8.1%. PSSL’s sales and repayments of investments for the same period totaled $159.9 million. For the year ended September 30, 2018, PSSL invested $371.3 million (including $108.0 million purchased from the Company) in 28 new and 14 existing portfolio companies with a weighted average yield on debt investments of 7.5%. PSSL’s sales and repayments of investments for the same period totaled $45.8 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three-month periods and fiscal years ended September 30, 2019 and 2018.

Investment Income

Investment income for the three months ended September 30, 2019 and 2018 was $23.9 million and $21.3 million, respectively, and was primarily attributable to $22.1 million and $19.5 million from first lien secured debt, $1.8 million and $1.8 million from second lien secured debt, subordinated debt and preferred equity, respectively.

Investment income for the years ended September 30, 2019 and 2018 was $92.9 million and $72.2 million, respectively, and was attributable to $84.0 million and $65.5 million from first lien secured debt, $8.9 million and $6.7 million from second lien secured debt, subordinated debt and preferred equity, respectively. The increase in investment income over the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three months ended September 30, 2019 and 2018 totaled $12.5 million and $9.7 million, respectively. Base management fee totaled $2.7 million and $2.4 million, incentive fee totaled $2.5 million and $1.5 million (including $(0.4) million on net unrealized gains accrued but not payable), debt related interest and expenses totaled $6.3 million and $4.4 million, general and administrative expenses totaled $1.0 million and $1.2 million and provision for taxes totaled zero and $0.2 million, respectively, for the same periods.

Expenses for the years ended September 30, 2019 and 2018 totaled $47.5 million and $41.2 million, respectively. Base management fee totaled $10.2 million and $8.4 million, incentive fee totaled $6.2 million (including $(1.4) million on net unrealized gains accrued but not payable) and $2.4 million (including $(0.1) million on realized gains and $(1.0) million on net unrealized gains accrued but not payable), debt related interest and expenses totaled $27.1 million (including $4.5 million in Credit Facility amendment fees) and $25.2 million (including $10.9 million in Credit Facility amendment and debt issuance costs on the 2023 Notes), general and administrative expenses totaled $4.0 million and $4.4 million and provision for taxes totaled zero and $0.8 million, respectively, for the same periods. The increase in expenses compared to the prior year was primarily due to the growth of our portfolio which resulted in higher management and financing costs in the current year.

Net Investment Income

Net investment income totaled $11.4 million or $0.29 per share and $11.7 million or $0.30 per share, for the three months ended September 30, 2019 and 2018, respectively.

Net investment income totaled $45.5 million or $1.17 per share and $31.0 million or $0.81 per share, for the years ended September 30, 2019 and 2018, respectively. The increase in net investment income compared to the prior year was primarily due to higher investment income in the current year as well as expenses incurred in connection with the Credit Facility amendment and debt issuance costs on the 2023 Notes in the prior year.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2019 and 2018 totaled $127.1 million and $107.9 million, respectively. Net realized (losses) gains totaled $(15.0) million and $0.8 million for the same periods, respectively.

Sales and repayments of investments for the years ended September 30, 2019 and 2018 totaled $527.3 million and $391.4 million, respectively. Net realized losses totaled $31.4 million and $2.3 million for the same periods, respectively. The change in realized gains/losses compared to the prior year was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2023 Notes

For the three months ended  September 30, 2019 and 2018, we reported a net change in unrealized appreciation (depreciation) on investments of $10.6 million and $(2.6) million, respectively. For the years ended September 30, 2019 and 2018, we reported net change in unrealized depreciation on investments of $2.6 million and $2.9 million, respectively. As of September 30, 2019 and 2018, our net unrealized depreciation on investments totaled $3.5 million and $0.9 million, respectively. The net change in unrealized appreciation (depreciation) on our investments for the year ended September 30, 2019 compared to the prior year was primarily due to changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized appreciation (depreciation) on investments that were realized.

For the three months ended September 30, 2019, our Credit Facility and 2023 Notes had a net change in unrealized depreciation of $0.4 million. For the three months ended September 30, 2018, our Credit Facility and the 2023 Notes had a net change in unrealized depreciation of $1.2 million. For the year ended September 30, 2019, our Credit Facility and the 2023 Notes had a net change in unrealized (appreciation) depreciation of less than $(0.1) million and $7.8 million, respectively. As of September 30, 2019 and 2018, our net unrealized depreciation on our Credit Facility and the 2023 Notes totaled $4.7 million and $4.7 million, respectively. The net change in unrealized depreciation for the year ended September 30, 2019 compared to the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $7.4 million or $0.19 per share and $11.0 million or $0.28 per share, for the three months ended September 30, 2019 and 2018, respectively.

Net change in net assets resulting from operations totaled $11.4 million or $0.29 per share and $33.5 million or $0.87 per share, for the years ended September 30, 2019 and 2018, respectively. The decrease in net assets from operations for the year ended September 30, 2019 compared to the prior year was primarily due net realized losses and change in unrealized depreciation on our investment portfolio, partially offset by an increase in investment income due to the growth of our portfolio.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

The annualized weighted average cost of debt for the years ended September 30, 2019 and 2018, inclusive of the fee on the undrawn commitment on the Credit Facility, amendment costs and debt issuance costs, was 5.3% and 7.1%, respectively (excluding amendment and debt issuance costs, amounts were 4.4% and 4.1%, respectively).

As of September 30, 2019 and 2018, PennantPark Floating Rate Funding I, LLC, or Funding I, had $265.3 million and $333.7 million of outstanding borrowings under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 4.1% and 4.1%, exclusive of the fee on undrawn commitments, as of September 30, 2019 and 2018, respectively. As of September 30, 2019 and 2018, we had $254.7 million and $71.3 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

As of September 30, 2019 and 2018, we had cash equivalents of $63.3 million and $72.2 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $121.4 million for the year ended September 30, 2019, and our financing activities provided cash of $111.7 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from the issuance of 2031 Asset-Backed Debt.

Our operating activities used cash of $208.3 million for the year ended September 30, 2018, and our financing activities provided cash of $263.6 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from a follow-on equity offering and the issuance of the 2023 Notes.

DISTRIBUTIONS

During both years ended September 30, 2019 and 2018, we declared distributions of $1.14 per share, for total distributions of $44.2 and $43.6 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-K filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2019	September 30, 2018
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$886,955,156 and $856,893,017, respectively)	$889,113,264	$854,753,064
Non-controlled, affiliated investments (cost—$23,645,693 and zero, respectively)	20,430,565.00	—
Controlled, affiliated investments (cost—$174,562,500 and $144,375,000, respectively)	172,163,080.00	145,860,229.00
Total of investments (cost—$1,085,172,349 and $1,001,268,017, respectively)	1,081,706,909	1,000,613,293
Cash and cash equivalents (cost—$63,367,237 and $72,231,801, respectively)	63,337,728	72,224,183
Interest receivable	3,892,292	2,813,808
Receivable for investments sold	2,997,546	—
Prepaid expenses and other assets	441,337	792,069
Total assets	1,152,375,812	1,076,443,353
Liabilities
Distributions payable	3,683,347	3,683,347
Payable for investments purchased	12,033,794	59,587,222
Credit Facility payable, at fair value (cost—$265,307,500 and $333,727,520, respectively)	263,988,583	332,128,815
2023 Notes payable, at fair value (par—$138,579,858 and $138,579,858, respectively)	135,240,084	135,503,385
2031 Asset-Backed Debt, net (par—$228,000,000 and zero, respectively)	224,321,845	—
Interest payable on debt	3,275,481	2,638,504
Base management fee payable	2,728,019	2,419,629
Performance-based incentive fee payable	2,532,205	3,298,404
Accrued other expenses	1,514,943	1,342,479
Total liabilities	649,318,301	540,601,785
Commitments and contingencies
Net assets
Common stock, 38,772,074 and 38,772,074 shares issued and outstanding, respectively Par value $0.001 per share and 100,000,000 shares authorized	38,772	38,772
Paid-in capital in excess of par value	538,632,828	539,462,336
Distributable income	(35,614,089)	(3,659,540)
Total net assets	$503,057,511	$535,841,568
Total liabilities and net assets	$1,152,375,812	$1,076,443,353
Net asset value per share	$12.97	$13.82

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2019	2018	2017
Investment income:
From non-controlled, non-affiliated investments:
Interest	$69,319,954	$62,469,275	$52,772,368
Other income	3,497,784	2,244,895	1,660,371
Settlement proceeds	—	—	4,551,485
From non-controlled, affiliated investments:
Interest	1,237,675	—	—
Other income	127,734	—	—
From controlled, affiliated investments:
Interest	12,464,035	5,302,909	512,610
Dividend	6,300,000	2,187,500	—
Total investment income	92,947,182	72,204,579	59,496,834
Expenses:
Base management fee	10,209,566	8,351,653	6,902,645
Performance-based incentive fee	6,204,112	2,399,249	6,217,210
Interest and expenses on debt	22,540,098	14,359,908	8,338,880
Administrative services expenses	1,550,000	2,000,000	2,245,000
Other general and administrative expenses	2,464,306	2,460,582	1,935,000
Expenses before amendment costs, debt issuance costs and provision for taxes	42,968,082	29,571,392	25,638,735
Credit Facility amendment costs and debt issuance costs	4,517,292	10,869,098	112,736
Provision for taxes	—	800,000	300,000
Total expenses	47,485,374	41,240,490	26,051,471
Net investment income	45,461,808	30,964,089	33,445,363
Realized and unrealized (loss) gain on investments and debt:
Net realized (loss) gain on:
Non-controlled, non-affiliated investments	(18,802,365)	(2,327,118)	5,410,903
Controlled and non-controlled, affiliated investments	(12,621,504)	—	—
Net realized (loss) gain on investments	(31,423,869)	(2,327,118)	5,410,903
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	2,640,050	(3,857,170)	537,029
Controlled and non-controlled, affiliated investments	(5,245,396)	960,087	525,143
Debt depreciation (appreciation)	(16,487)	7,750,334	(3,593,158)
Net change in unrealized appreciation (depreciation) on investments and debt	(2,621,833)	4,853,251	(2,530,986)
Net realized and unrealized gain from investments and debt	(34,045,702)	2,526,133	2,879,917
Net increase in net assets resulting from operations	$11,416,106	$33,490,222	$36,325,280
Net increase in net assets resulting from operations per common share	$0.29	$0.87	$1.20
Net investment income per common share	$1.17	$0.81	$1.10

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which has approximately $3.3 billion of assets under management.  Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions.  PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:

Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com